Exhibit 99.1

     AirNet Communications Expects to Exceed Q2 Revenue Forecast;
     Company Expects to Report Positive Cash Flow from Operations

    MELBOURNE, Fla.--(BUSINESS WIRE)--June 28, 2005--AirNet Communications Corporation (Nasdaq:ANCC), the technology leader in software defined base station products for wireless communications, today announced that it expects to exceed its second quarter 2005 revenue forecast. The Company also announced that it expects to report positive cash flow from operations for the second quarter.
    During the Company's 1st quarter conference call, revenue for the second quarter was estimated to be in the range of $2.5 million to $4.0 million. Second quarter revenue is now forecasted to be in the range of $4.5 million to $5.5 million. Revenue for the second quarter of 2004 was $5.4 million.
    "Our focused marketing efforts have helped our second quarter," said Glenn Ehley, President and CEO of AirNet Communications. "We remain confident in the ability of our new products to continue gaining traction in the market."

    About AirNet

    AirNet Communications Corporation is a leader in wireless base stations and other telecommunications equipment that allows service operators to cost-effectively and simultaneously offer high-speed wireless data and voice services to mobile subscribers. AirNet's patented broadband, software-defined AdaptaCell(R) SuperCapacity(TM) adaptive array base station solution provides a high-capacity base station with a software upgrade path to high-speed data. The Company's RapidCell(TM) base station provides government communications users with up to 96 voice and data channels in a compact, rapidly deployable design capable of processing multiple GSM protocols simultaneously. The Company's AirSite(R) Backhaul Free(TM) base station carries wireless voice and data signals back to the wireline network, eliminating the need for a physical backhaul link, thus reducing operating costs. AirNet has 69 patents issued or filed and has received the coveted World Award for Best Technical Innovation from the GSM Association, representing over 400 operators around the world. More information about AirNet may be obtained by visiting the AirNet Web site at http://www.airnetcom.com.

    Safe Harbor Statement Under the Private Securities Litigation
Reform Act of 1995

    The statements contained in this press release that are not historical information are forward-looking statements that relate to future events or our future financial performance. Forward looking statements include statements regarding the Company's revenue estimates, cash flow from operations estimates, sales strategy and product traction, as well as any statements regarding our expectations, beliefs, plans, estimates, intentions or strategies for the future. All forward-looking statements included in this release are based upon information available to AirNet Communications Corporation as of the date hereof and the Company assumes no obligation to update any such forward-looking statements. Forward-looking statements involve risks and uncertainties, which could cause our actual results to differ materially from those estimated. Potential risks and uncertainties include, but are not limited to, risks or uncertainties that actual revenue and cash flow from operations may differ from our estimates after review or auditing by our auditing firm, that the Company's backlog and shipping schedule may unexpectedly change, that the Company's products may not gain acceptance in the marketplace, and that the Company may not be able to continue to operate as a going concern in the absence of an infusion of new capital. These and other risks are discussed in Company filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2004 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2005. Statements relating to the Company's cash flow from operations for the second quarter of 2005 should not be read as any indication that cash flow from operations will be positive in future quarters.

    The stylized AirNet mark(R), AirNet(R), AdaptaCell(R), and
AirSite(R) are registered trademarks with the U.S. Patent and Trademark Office. Super Capacity(TM), TripCap(TM), Backhaul Free(TM), IntelliBSS(TM), iBSS(TM) and RapidCell(TM) are trademarks of AirNet. Other names are registered trademarks or trademarks of their respective holders.

    CONTACT: AirNet Communications Corporation, Melbourne
             Stuart Dawley, 321-953-6780
             sdawley@airnetcom.com